Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 of Nine Energy Service, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Ann G. Fox, Chief Executive Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2018	By:	/s/ Ann G. Fox
Ann G. Fox
President, Chief Executive Officer and Director (Principal Executive Officer)